Agreement on Exclusive Purchase Right

This agreement is signed by the following parties on December 27, 2007:

Party A: Century City Infrastructure Facility Co. Ltd.

A foreign-owned company limited established in People’s Republic of China (hereinafter referred to as “China”), the registered address is Room 1199, Silicon Valley Mansion, No.1198 Silicon Valley Street, Changchun Hi-tech Development Zone.

Party B: Gong Li, Chinese citizen.
Chinese ID No.: 230106196212031743
Address: No.209 Building 1, Xinzhonghuan Apartment, Yixiu Garden, Haidian District, Beijing
Yu Mao, Chinese citizen.
Chinese ID No.: 44030119560928411X
Address: No.408 Unit 4, Building 15, Ludan Village, Binhe Road, Luohu District, Shenzhen, Guangdong
(Gong Li and Yu Mao are referred to as “Party B”)

Party C: Shanghai New Century City Infrastructure Construction Co., Ltd. (hereinafter referred to as “New Century”), an effectively existing company limited established according to Chinese law, the registered address is Room 2023 Building 7, No.515 Kesheng Road, Nanxiang Town, Jiading District, Shanghai City.

Whereas:
1.	Party B holds 100% equity of Party C.
2.	Party C and Party A sign a series of agreements as “Business Cooperation and Consulting Service Agreement”
Upon the consensus in the negotiation, the parties come to the following agreement:

1 Equity Trade
1.1	Authorization rights
Party B shall irrepealably authorize Party A an irrepealable right (hereinafter referred to as “equity purchase right”) to purchase from Party B at any moment or appoint one person or several persons (hereinafter referred to as “the appointed person”) to purchase all or partial equity of Party C that Party B holds under the precondition of allowance of Chinese law and according to the execution steps decided by Party A and according to the price mentioned in Item 1.3 in this agreement. Except for Party A and the appointed person, any third person shall not enjoy the equity purchase right. The “person” regulated by this item and this agreement refers to the individual, company, joint enterprise, cooperation, enterprise, credit or non-company organization.
1.2	Execution steps
The execution of Party A on the equity purchase right shall confirm to the regulation of Chinese law and regulation, when performing the equity purchase right, Party A shall send a written notice (hereinafter referred to as “Equity Purchase Notice”) to Party B, and the Equity Purchase Notice shall indicate the following issues: (a) The decision of Party A on performing the purchase right; (b) The equity share that Party A plans to purchase from Party B (hereinafter referred to as “the purchased equity”); (c) Purchase day/equity transfer day.
1.3	Buying price of equity
The buying price of the purchased equity (hereinafter referred to as the “buying price”) shall be confirmed by the buyer according to the assessment value approved by the authority when purchasing the equity, and shall be the lowest price allowed by Chinese law and regulation.
1.4	Transfer the purchased equity
When Party A performs the equity purchase right:
1.4.1	Party B shall order Party C to hold the shareholder meeting and approve the resolution on Party B’s transferring equity to Party A and (or) the appointed person on this meeting;

1.4.2	Party B shall sign the equity transfer agreement with Party A (or the appointed person under the applicable situation) according to the regulation of this agreement and the Equity Purchase Notice;
1.4.3
Relevant parties shall sign all other required agreements or documents, get all required governmental approval and agreement, and take all required actions to transfer the effective ownership of the purchased equity to Party A and (or) the appointed person and make Party A and (or) the appointed person become the registered owner of the purchased equity under the situation without any attached security interests. For the purpose of this item and this agreement, the “security interests” include guaranty, mortgage, right and interests of the third party, any stock option, purchase right, right of preemption, setoff right, ownership compensation or other guarantee arrangement etc., however in order to be clear, not including any security interests produced under this agreement and Party B’s equity pledge agreement. The “Party B’s equity pledge agreement” regulated by this item and this agreement refers to the “Equity Pledge Agreement” (hereinafter referred to as “equity pledge agreement”) signed by Party B and Party A on  2007. According to the equity pledge agreement, in order to assure that Party C can implement the obligations under a series of agreements as “Business Cooperation and Consulting Service Agreement” (“Service Agreement”) etc. signed by Party C and Party A on  2007, Party B impawn all held equity of Party C to Party A.

1.5	Payment of equity purchase price
1.5.1	Party A shall pay to Party B in the stipulated mode according to the buying price stipulated by Item 1.3.

2  Promises on equity
2.1 Party C promises that:
  2.1.1 Not supplement, modify the company rule document of Party C in any form, not increase or reduce the registered capitals, or change the registered capital structure in other method without the written approval of Party A in advance;
  2.1.2 Main the effective existence of the company, prudently and effectively manage the business and treat the company affair according to the good commercial standard and routines;
  2.1.3 No sell, transfer, mortgage or dispose any asset, business or legal or beneficial interest of income of Party C in other mode or allow to set any other security interest on in any time as of the signing day of this agreement without the written approval of Party A in advance;
  2.1.4 Not happen, inherit, assure or allow any debt without the written approval of Party A in advance, however except for i. the legal debts produced in the normal or daily business process instead of the mode of loan, and ii. The debt that has been disclosed to Party A and gets the written approval of Party A;
  2.1.5 Always operate all business in the normal business process to maintain the asset value of Party C, not have any feasance/ nonfeasance that is sufficient to affect the operation condition and asset value;
  2.1.6 Not sign any great agreement (as to this section, if the value of an agreement is over RMB 100 thousand Yuan, it will be regarded as the great agreement) without the written approval of Party A in advance;
  2.1.7 Not provide any loan or credit to anyone without the written approval of Party A in advance;
  2.1.8 Provide the data on the operation and financial status of Party C according to the requirement of Party A;
  2.1.9 Party C shall purchase and always hold the insurance purchased from the insurance company accepted by Party A, the maintained insurance amount and type shall be the same as the amount and type insured by the company operating the similar business and owning the similar property or asset in the same area;
  2.1.10 Not merge or associate with anyone or c[purchase anyone or invest anyone without the written approval of Party A in advance;

  2.1.11 Immediately notify Party A the occurred or possible ligation, arbitration or administrative procedure relating to the asset, business and income of Party C;
  2.1.12 In order to maintain the ownership of Party C on all assets, sign all necessary or proper documents, and take all necessary or proper actions and propose all necessary or proper impeachment or make necessary and proper deraignment against all compensation claim;
  2.1.13 Not distribute the dividend to the shareholders in any form without the written approval of Party A in advance, however, once upon the requirement of Party A, immediately distribute all the distributable profits to the respective shareholders.
  2.2 Party B promises that:
  2.2.1 Not sell, transfer, mortgage or dispose any asset, business or legal or beneficial interest of income of Party C in other mode or allow to set any other security interest on in any time as of the signing day of this agreement without the written approval of Party A in advance, however except for the approved pledge set on the equity of Party B according to the security interest produced by this agreement and the equity pledge agreement of Party B;
  2.2.2 Promote other company shareholders not to approve to sell, transfer, mortgage or dispose any legal or beneficial interest of any equity in other mode or allow to set any other security interest on without the written approval of Party A in advance, however except for the approved pledge set on the equity of Party B according to the security interest produced by this agreement and the equity pledge agreement of Party B;
  2.2.3 Promote other company shareholders not approve Party C to merge or associate with anyone, or purchase anyone or invest anyone without the written approval of Party
  2.2.4 Immediately notify Party A the occurred or possible ligation, arbitration or administrative procedure on the equity it owns;
  2.2.5 Promote other company shareholders to vote for agreeing with the transfer of the purchased equity regulated by this agreement;

  2.2.6 In order to maintain the ownership on the equity, sign all necessary or proper documents, and take all necessary or proper actions and propose all necessary or proper impeachment or make necessary and proper deraignment against all compensation claim;
  2.2.7 Upon the requirement of Party A in any moment, immediately unconditionally transfer the equity to Party A or the appointed person in any time.
  2.2.8 Strictly abide by the regulation of this agreement and other agreements joint signed or respectively signed by Party B, Party C and Party A, implement the obligations under the agreement, and not make any feasance/ nonfeasance that is sufficient to affect the effectiveness and execution of the agreement.

3  Statement and Guarantee
3.1 The common and respective statement and guarantee of Party B and Party C on the signing day of this agreement and each day of transfer are as follows:
3.1.1 To have the power and ability of signing and delivering this agreement and any equity transfer agreement (the name is “Transfer Agreement”) signed for each transferring the purchased equity according to this agreement, and the power and ability of implementing the obligation under this agreement and any transfer agreement. After this agreement and the transfer agreement are signed, the legal, effective obligation with binding force will be composed, which can be compulsorily executed according to the items;
3.1.2 No matter it’s the signing and delivery of this agreement or any transfer agreement or the implementation of the obligation under this agreement or any transfer agreement shall not: (i) lead to any breach of relevant Chinese law; (ii) collide with the rule or other organization documents; (iii) lead to the breach of any party or any agreement or document certificate with binding force, or compose the breach of agreement of any party or any agreement or document certificate with binding force; (iv) lead to any breach of relevant issued permission or approval or any continuously effective condition; or (v) lead to the suspension or cancellation or additional condition of any issued permission or approval;

3.1.3 Party B shall have good and sellable ownership on all assets. Party A shall have set no security interest on the above mentioned assets, however except for the security interests produced in this agreement and the pledge set by the equity pledge agreement of Party B on the equity of Party B;
3.1.4 Party C shall have no debt that is not reimbursed , however except for i. the legal debt produced in the normal business process, and ii the debt that has been disclosed to Party A and gets the written approval of Party A;
3.1.5 Party C shall abide by all law and regulation applicable for the equity purchase;
3.1.6 There is no underway or suspended or possible litigation, arbitration or administrative procedure relating to the equity, asset of Party C, or the company.

4  Date of inception
4.1 This agreement shall come into effect as of the signing day (hereinafter referred to as “date of inception”), and the period of invalidity is ten years.

5  Applicable law and settlement of dispute
5.1 Applicable law
This agreement shall be governed by Chinese law on each aspect, and shall make explanation according to Chinese law.
5.2 Settlement of dispute
Any dispute arising from performance of this agreement, both parties shall negotiate with each other friendly. If the settlement fails to be solved within 30 days after one party sends the written notice on negotiation to the other party, any party can submit the dispute to China International Economic and Trade Arbitration Commission, and this Commission will arbitrate according to the current effective arbitration rule. The arbitration location: Beijing, and the arbitration language is Chinese. The arbitration shall be final award with binding force to each party.

6  Taxation, fees
6.1 Each party shall bear any produced or levied transfer and registration tax, expense and fees for preparing and signing this agreement and each transfer agreement and completing this agreement and the trade planned by the transfer agreement according to Chinese law.

7  Notice
7.1 This agreement requires the notice or other communication sent by any party or the company to be written in Chinese, and to be sent to the addresses below of other parties or other notified appointed addresses of other parties in the form of special delivery or letter or fax. The notice shall be regarded as the actual delivery date, and shall be confirmed as follows: (a) the notice delivered by special personnel, the day of the special personnel delivery shall be regarded as the actual arrival; (b) the notice sent in the form of letter, the tenth day after the delivery day of air registered mail paid postage will be regarded as the actual arrival, or the fourth day after delivering to the special express service institution admitted by the world will be regarded as the actual arrival; and (c) the notice delivered in the form of fax, the receiving time displayed on the delivery confirmation of relevant document will be regarded as the actual arrival.

Party A: Century Ciry Infrastructure Facility Co. Ltd.
Address: Room 1199, Silicon Valley Mansion, No.1198 Silicon Valley Street, Changchun Hi-tech Development Zone

Party B: Gong Li, Yu Mao
Address of Gong Li: No.209 Building 1, Xinzhonghuan Apartment, Yixiu Garden, Haidian District, Beijing
Address of Yu Mao: No.408 Unit 4, Building 15, Ludan Village, Binhe Road, Luohu District, Shenzhen, Guangdong

Party C: Shanghai New Century City Infrastructure Construction Co., Ltd.
Address: Room 2023 Building 7, No.515 Kesheng Road, Nanxiang Town, Jiading District, Shanghai City.

8  Confidential liability
8.1 Each party shall admit and confirm that any oral or written data exchanged on this agreement are confidential data. Each party shall be confidential on all these data, and shall not disclose any data to any third party without the written approval of the other party, except for the following situations: (a) the data that have been know by the public or are to be known by the public (not disclosed to the public by the party accepting the data); (b) the applicable law requires to disclose the data; or (c) any party needs to disclose the data to the law or financial consultant according to the trade mentioned by this agreement and this law or financial consultant shall abide by the confidential liability similar to this item. The secret disclosure made by the working personnel or the employed intuition of any party shall be regarded as the secret disclosure made by this party, and this party shall bear the liability for breach of agreement according to this agreement. No matter which reason causes the termination of this agreement, this item shall be still effective.

9  Further guarantee
9.1 Each party shall agree to rapidly sign the rationally required document or document favorable for executing the regulation of this agreement and realizing the purpose of this agreement, and take rationally required further action or further action favorable for executing the regulation of this agreement and realizing the purpose of this agreement.

10  Others
10.1 Modification and supplementation
Each party shall sign a written agreement on the amendment, modification and supplementation on this agreement.
10.2 Abidance of law and regulation
Each party shall abide by and assure the operation of each party to totally abide by all laws and regulations formally issued by China and opened to the public.

10.3 Complete agreement
Besides the written amendment, supplementation or modification after this agreement is signed, this agreement and the appendix shall compose the complete agreement reached by each party on the subject matter of this agreement, and shall replace all oral or written negotiation, statement and agreement reached on the subject matter of this agreement before.
10.4 Topic
The topic of this agreement is set only for being convenient for reading, and shall not be used to explain, describe or affect the definition regulated by this agreement on other aspect.
10.5 Language
This agreement shall be written in Chinese and English, if the Chinese text conflicts with the English text, subject to Chinese. The original of this agreement shall be provided in triplicate.
10.6 Dividability
If this agreement has any item that is judged to be invalid, illegal or inexecutable on any aspect according to any law or regulation, the validity, legality or executability of the rest regulations of this agreement will not be affected or damaged by this on any aspect. Each party shall struggle for replacing the invalid, illegal or inexecutable regulation with valid regulation through negotiation, and the economic effect produced by the valid regulations shall try to be the same or similar to the economic effect produced by the invalid, illegal or inexecutable regulation.
10.7 Successor
This agreement shall have binding force and favorable to the successor and the transferee allowed by each party.
10.8 Continuity of invalidity
10.8.1 Any obligation occurring or expiring for this agreement when this agreement is expired or terminated in advance shall continue to be invalid after this agreement is expired or terminated in advance.

10.8.2 The regulations in Item Five, Seven, Eight and Item 10.8 shall continue to be invalid after this agreement is terminated.
10.9 Renunciation
Any party can waive the rights on the item and condition of this agreement in a written form that shall be signed by each party. The renunciation made by one party on the breach of agreement of other party under certain situation shall not be regarded as that this party will make renunciation on the similar breach of agreement under other situation.

[No text below]

This page is the signing page of the exclusive purchase right agreement, this agreement has been signed by the party below on the date indicated on the first page:

Party A: Century City Infrastructure Facility Co. Ltd. (seal)
Authorized representative: Yu Mao (signed)

Party B:	Gong Li
Gong Li (signed)
Yu Mao
Yu Mao (signed)

Party C: Shanghai New Century City Infrastructure Construction Co., Ltd. (seal)
Legal representative: Yu Mao

Appendix

Declaration

I hereby certify that Shanghai New Century City Infrastructure Construction Co., Ltd. (“New Century”) is a company limited established on Jul. 11th, 2005. As the shareholder of New Century, at present I hold 50% of the equity of New Century, and hold the total 100% of the equity of New Century together with Yu Mao, another shareholder of New Century. I agree and promise that I will permanently and irrepealably renunciate the priority to accept transfer of my 50% of the equity of New Century and will not baffle the transfer of the equity in any form.

This declaration comes into effect as of my signing day.

Declarer: Gong Li

Gong Li (signed)

MM/DD/YY

Declaration

I hereby certify that Shanghai New Century City Infrastructure Construction Co., Ltd. (“New Century”) is a company limited established on Jul. 11th, 2005. As the shareholder of New Century, at present I hold 50% of the equity of New Century, and hold the total 100% of the equity of New Century together with Gong Li, another shareholder of New Century. I agree and promise that I will permanently and irrepealably renunciate the priority to accept transfer of my 50% of the equity of New Century and will not baffle the transfer of the equity in any form.

This declaration comes into effect as of my signing day.

Declarer: Yu Mao

Yu Mao (signed)

December 27, 2007